UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 15, 2021

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company	63-0004250
(An Alabama Corporation)
600 North 18th Street
Birmingham, Alabama 35203
(205) 257-1000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Alabama Power Company	5.00% Series Class A Preferred Stock	ALP PR Q	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On November 15, 2021, Alabama Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $700,000,000 aggregate principal amount of its Series 2021B 3.00% Senior Notes due March 15, 2052 (the “Senior Notes”). The Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-236595) of the Company.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

1.3
Underwriting Agreement, dated November 15, 2021, relating to the Senior Notes among the Company and Citigroup Global Markets Inc., Mizuho Securities USA LLC, PNC Capital Markets LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement.

4.6	Sixty-Second Supplemental Indenture to Senior Note Indenture dated as of November 18, 2021, providing for the issuance of the Senior Notes.

4.9	Form of Senior Note (included in Exhibit 4.6 above).

5.1	Opinion of Balch & Bingham LLP relating to the Senior Notes.

8.1	Tax Opinion of Balch & Bingham LLP relating to the Senior Notes.

23.1	Consent of Balch & Bingham LLP (included in Exhibit 5.1 above).

23.2	Consent of Balch & Bingham LLP (included in Exhibit 8.1 above).

104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2021	ALABAMA POWER COMPANY

	By:	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary